Exhibit 10.4

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of May 23, 2014, by and between Aero Investors LLC, a Delaware limited liability company (“Investor”), and Aéropostale, Inc., a Delaware corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in Section 5M hereof.

WHEREAS, Investor and/or its Affiliates have extended to the Company, certain term loans pursuant to that certain Loan and Security Agreement, dated as of the date hereof (the “Credit Agreement”), by and among the Company, the guarantors named therein, the Investor, as agent, and the other lenders party thereto; and

WHEREAS, concurrently with the consummation of the transactions contemplated by the Credit Agreement and the execution and delivery of this Agreement, Investor has purchased from the Company, and the Company has sold to Investor, 1,000 shares of Series B Convertible Preferred Stock of the Company, $.01 par value (the “Series B Preferred Stock”), pursuant to a Stock Purchase Agreement of even date herewith between the parties hereto (the “Stock Purchase Agreement”), upon the terms and subject to the conditions set forth therein; and

WHEREAS, the Company and Investor desire, for their mutual benefit and protection, to set forth in this Agreement certain of their respective rights and obligations with respect to the capital stock of the Company (whether Series B Preferred Stock or the Company’s common stock, $.01 par value (the “Common Stock”, into which the Series B Preferred Stock is convertible), whether outstanding or issued or acquired hereafter, including all shares of capital stock of the Company issuable upon the exercise of warrants, options or other rights to acquire shares of capital stock of the Company, or upon the conversion or exchange of any security).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Representations and Warranties of the Company.

As a material inducement to Investor to enter into this Agreement and purchase the Series B Preferred Stock under the Stock Purchase Agreement and the Credit Agreement, the Company hereby represents and warrants to Investor as follows:

1A.              Organization, Good Standing, Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

1B.              Authorization.  The Company has the corporate power and authority to carry on its business as now conducted and presently proposed to be conducted.  The Company has the corporate power and authority to enter into this Agreement and to perform its obligations under, and consummate the transactions contemplated by, this Agreement.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of the Company, and no further approval or authorization in connection herewith or therewith is required on the part of the Company or its stockholders pursuant to the Certificate of Incorporation, Bylaws, applicable law, the listing requirements of the New York Stock Exchange or otherwise.

1C.              Enforceability.  This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

1D.              No Conflicts.  None of the execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated herein or the Company’s performance of and compliance with the terms and provisions hereof will: (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws; (ii) violate any law, regulation, order, writ, judgment, injunction, decree or permit applicable to the Company; (iii) violate or materially conflict with any contractual provisions of, or cause an event of default or give rise to any right of acceleration under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Company is a party or by which the Company or any of the Company’s properties may be bound; or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with this Agreement, the Credit Agreement or the agreements and instruments executed in connection with any of the foregoing) upon or with respect to the Company’s properties.

1E.               Consents.  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement by the Company.

Section 2.	Representations and Warranties of Investor.

As a material inducement to the Company to enter into this Agreement and transfer the Series B Preferred Stock to Investor under the Stock Purchase Agreement and the Credit Agreement, Investor hereby represents and warrants to the Company as follows:

2A.              Organization, Good Standing, Qualification.  Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

2B.              Authorization.  Investor has the limited liability company power and authority to enter into this Agreement and to perform its obligations under, and consummate the transactions contemplated by, this Agreement.  The execution, delivery and performance by Investor and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of Investor, and no further approval or authorization in connection herewith or therewith is required on the part of Investor pursuant to its constituent documentation or applicable law.

2C.              Enforceability.  This Agreement constitutes a valid and legally binding obligation of Investor, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

2D.              No Conflicts.  The execution, delivery and performance of this Agreement by Investor does not (i) violate or conflict with any provision of the constituent documentation of Investor, (ii) conflict with, violate or result in the breach of, any agreement, instrument, order, judgment, decree, law or governmental regulation to which Investor is a party or is subject or (iii) violate or materially conflict with any contractual provisions of, or cause an event of default or give rise to any right of acceleration under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which Investor is a party or by which Investor or any of Investor’s properties may be bound.

Section 3.	Covenants.

3A.              Board Composition.

(i)            For so long as a Sycamore Appointee is entitled to be designated to the Board, without the prior written consent of Investor, the Board will consist of no more than 13 Persons.  Investor, as the holder of all of the outstanding Series B Preferred Stock, shall initially have the right to designate two directors (each, a “Sycamore Appointee”) who shall be appointed to the Board (and the Company shall cause their appointment to the Board) as of the Closing hereunder.  The initial Sycamore Appointees shall be, and the Company shall cause the appointment of, the following: (A) Stefan Kaluzny and (B) Julian Geiger.

(ii)            The Company will permit the holders of a majority of the outstanding Series B Preferred Stock to elect such directors to serve on the Board as is provided in the Certificate of Designation.  Without limiting the rights and remedies of such holders, and notwithstanding the provisions of the Certificate of Designation to the contrary, in the event any Sycamore Appointee is not so elected then, subject to Section 3A(vi), in connection with each meeting of stockholders at which directors are to be elected to serve on the Board, the Company shall take all necessary steps to nominate each Sycamore Appointee then up for election (or such alternative Person(s) who are proposed by Investor (or any member of The Sycamore Group that is a transferee thereof) and notified to the Company on or prior to any date set forth in the Company’s constituent documents or applicable law for Board nominees) and to use its reasonable best efforts to cause the Board to unanimously recommend that the holders of the Series B Preferred Stock of the Company vote in favor of such Sycamore Appointee for election to the Board.  If, for any reason, a candidate designated as a Sycamore Appointee is determined to be unqualified to serve on the Board because such appointment would constitute a breach of the Board’s fiduciary duties or applicable law, Investor (or any member of The Sycamore Group that is a transferee thereof) shall have the right to designate an alternative Sycamore Appointee to be so appointed and the provisions of this Section 3A(ii) shall apply, mutatis mutandis, to such alternative Sycamore Appointee.

(iii)            Each initial Sycamore Appointee will hold his or her office as a director of the Company until the 2015 annual meeting of the stockholders of the Company or until his or her death, resignation or removal from the Board or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Company’s constituent documents and applicable law. Thereafter, each appointed or elected Sycamore Appointee will hold his or her office as a director of the Company for such term as is provided in the Company’s constituent documents or until his or her death, resignation or removal from the Board or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Company’s constituent documents and applicable law.  If any Sycamore Appointee ceases to serve as a director of the Company for any reason during his or her term, the vacancy created thereby shall be filled, and the Company will use its reasonable best efforts to cause the Board to fill such vacancy, with a replacement designated by Investor (or any member of The Sycamore Group that is a transferee thereof).

(iv)            Investor (or any member of The Sycamore Group that is a transferee thereof) shall have the right to designate two Sycamore Appointees pursuant to this Section 3A until such time as the number of shares of Conversion Stock and Common Stock then Beneficially Owned by The Sycamore Group is less than 66.67% of the aggregate number of shares of Conversion Stock and Common Stock Beneficially Owned by The Sycamore Group immediately following the Closing.  Investor (or any member of The Sycamore Group that is a transferee thereof) shall have the right to designate one Sycamore Appointee pursuant to this Section 3A until such time as the aggregate number of shares of Conversion Stock and Common Stock then Beneficially Owned by The Sycamore Group is less than 33.33% of the aggregate number of shares of Conversion Stock and Common Stock Beneficially Owned by The Sycamore Group immediately following the Closing.  Thereafter, the right of Investor (or any member of The Sycamore Group that is a transferee thereof) to designate any Sycamore Appointees hereunder shall terminate and Investor (or any member of The Sycamore Group that is a transferee thereof) shall use commercially reasonable efforts to cause any Sycamore Appointees then serving as directors to resign if requested by the Company in writing to do so.  In the event that Investor (or any member of The Sycamore Group that is a transferee thereof) shall have the right to designate only one Sycamore Appointee in accordance with this Section 3A(iv), Investor (or any member of The Sycamore Group that is a transferee thereof) shall have the right to designate which of the two Sycamore Appointees shall remain as the single Sycamore Appointee.

(v)            The Company shall provide the same reimbursement of expenses incurred by each Sycamore Appointee, and the same rights and benefits of indemnity to each Sycamore Appointee, as are provided to other non-employee directors on the Board.  The Sycamore Appointees shall be provided the same retainers, including meeting fees, and other cash compensation and equity compensation for their service on the Board or any committee thereof, as other non-employee directors on the Board.  The Company acknowledges that certain directors (including the Sycamore Appointees) may have certain rights to indemnification, advancement of expenses and/or insurance provided by sources other than the Company (directly or indirectly, including through insurance provided by the Company) with respect to such directors’ association with the Company and its subsidiaries (“Other Indemnitors”).  Notwithstanding the existence of any Other Indemnitor with respect to any director, the Company shall be the indemnitor of first resort (i.e., the Company’s obligations for indemnification and expense advancement to a director are primary and any obligations of any Other Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by a director are secondary), with respect to any such directors’ association with the Company and its subsidiaries.  The Company further agrees that no advancement or payment by the Other Indemnitors on behalf of any director with respect to any claim for which such director has sought indemnification from the Company shall affect the foregoing, and such Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of such director against the Company.  The Other Indemnitors shall be express third party beneficiaries of the terms of this Section 3A(v).

(vi)            For the avoidance of doubt, (x) any members of the Board elected pursuant to Section 5(a) of the Certificate of Designation shall be deemed to satisfy in whole or in part, as applicable, Investor’s right to designate the Sycamore Appointee(s) under this Section 3A and (y) notwithstanding anything herein to the contrary, other than the initial Sycamore Appointees designated by Investor pursuant to this Section 3A, Investor (or any member of The Sycamore Group that is a transferee thereof) shall not have any right to designate any Sycamore Appointee under this Section 3A if the holders of Series B Preferred Stock shall not have the right to elect a director or directors under the Certificate of Designation.

(vii)            Notwithstanding anything to the contrary set forth in this Agreement, the rights and privileges set forth in this Section 3A shall be personal to Investor (and any member of The Sycamore Group that is a transferee thereof) and may not be transferred or assigned to any other Person.

3B.              Notice of Dividends.   Without limiting any rights any member of The Sycamore Group may have as a holder of any shares of Common Stock, with respect to the Series B Preferred Stock, for so long as any member of The Sycamore Group holds any Series B Preferred Stock, at any time when the Company declares any dividend on its Common Stock (other than a dividend payable solely in shares of Common Stock and other than a dividend declared in connection with a stockholder rights plan (including the Rights Agreement), it being understood that the Company shall ensure any rights accruing to holders of the Company’s Common Stock pursuant to any such stockholder rights plan (including the Rights Agreement) will also accrue proportionately to the holders of the Series B Preferred Stock as the Beneficial Owners of the Conversion Stock), it shall give notice to Investor of any such declaration not less than 35 days prior to the related record date for payment of the dividend so declared.

3C.              Transfers.  Without duplication of the rights set forth in Section 6(c)(v) of the Certificate of Designation, in the event the Company adopts a new stockholder rights plan or similar agreement or plan or amends the existing Rights Agreement, the Company shall ensure that the Investor, its Affiliates and any subsequent holders of the Series B Preferred Stock are exempt from any triggering event or similar event pursuant to any such plan or agreement (whether as a result of the acquisition of the Series B Preferred Stock or the underlying Conversion Stock or otherwise) to the extent of the maximum amount of Conversion Stock then issuable (or already issued) upon conversion of all or any portion of the Series B Preferred Stock held by such parties plus any New Securities acquired by such parties plus any Common Stock or other securities of the Company already held by The Sycamore Group immediately following the Closing hereunder (or subsequently acquired without violation of Section 4 hereof).  Subject to compliance with applicable federal or state securities laws, the Series B Preferred Stock and the Conversion Stock shall be freely transferable; provided that The Sycamore Group shall not transfer any Series B Preferred Stock if, as a result of such transfer, there would be more than 20 holders of record of the Series B Preferred Stock (for such purpose, counting The Sycamore Group as one record holder); and provided further that Investor shall not transfer any shares of Series B Preferred Stock or Conversion Stock except in connection with a public offering, a broker transaction under Rule 144 or to one or more Permitted Transferees.  Investor acknowledges that The Sycamore Group (including its directors, officers and employees) have been advised or are aware that the United States securities laws impose restrictions on any Person having certain material non-public information about a company with regards to such Person purchasing or selling securities of that company.

3D.              Preemptive Rights.  Upon any issuance by the Company for cash of any equity securities or any securities or instruments containing options or rights to acquire any equity securities or any securities or rights to acquire securities that are convertible or exchangeable into, or exercisable for or into, any equity securities of the Company (the “New Securities”) for cash, subject to obtaining any required approval of the Company’s stockholders to comply with New York Stock Exchange Rule 312.03 or other applicable law, so long as The Sycamore Group collectively Beneficially Own at least 50.0% of the aggregate number of shares of Conversion Stock and Common Stock that The Sycamore Group collectively Beneficially Own immediately after the Closing hereunder, The Sycamore Group shall have additional subscription rights (at the same per “unit” price being paid by other Persons for such securities, instruments or rights) allowing Investor (or any member of The Sycamore Group that is a transferee thereof) to maintain its proportionate, as-if-converted ownership interest in the Company based on the number of shares of Common Stock outstanding immediately prior to such issuance.  For the avoidance of doubt, obtaining any such required stockholder approval shall be a condition to the Company’s obligation to undertake any issuance subject to this Section 3D.  In the event that any issuance subject to this Section 3D involves a public or Rule 144A offering, Investor and the Company shall negotiate in good faith as to the provision of such subscription rights so as not to materially delay or jeopardize the success of such public offering.  The foregoing shall not apply to any issuance of Excluded Securities.  It is agreed that the preemptive rights provided for in this Section 3D shall irrevocably terminate on the first date on which The Sycamore Group Beneficially Owns less than 50.0% of the aggregate number of shares of Conversion Stock and Common Stock that The Sycamore Group Beneficially Own immediately after the Closing hereunder.

3E.              Consent Upon Certain Issuances.  So long as The Sycamore Group collectively Beneficially Own at least 33.33% of the aggregate number of shares of Conversion Stock and Common Stock that The Sycamore Group collectively Beneficially Own immediately after the Closing hereunder, the Company shall not issue any Qualifying Employee or Director Stock consisting of any stock option or stock purchase right with an exercise price, or consisting of a grant of shares (whether actual shares, a cash settled stock appreciation right or other similar phantom equity instrument of any kind or nature whatsoever) where the amount of the grant is denominated in dollars and the number of shares granted is determined by reference to a share price, in either case, that is lower than the closing price per share of Common Stock on the date of grant, without, in either such case, the prior written consent of the holders of a majority of the then outstanding shares of Series B Preferred Stock (not to be unreasonably withheld, delayed or conditioned).  It is agreed that the consent rights provided for in this Section 3E shall irrevocably terminate on the first date on which The Sycamore Group Beneficially Owns less than 33.33% of the aggregate number of shares of Conversion Stock and Common Stock that The Sycamore Group Beneficially Own immediately after the Closing hereunder.

3F.               Affiliate Transactions.  From the date hereof until the first date on which The Sycamore Group collectively Beneficially Owns less than 33.33% of the aggregate number of shares of Conversion Stock and Common Stock that The Sycamore Group Beneficially Own immediately after the Closing hereunder, any issuance of shares of Common Stock to, or repurchase of any shares of Common Stock from, any Affiliate of the Company, other than Excluded Securities, shall be on terms no less favorable to the Company than those obtainable by or from a party who is not an Affiliate of the Company.

3G.               HSR Act Compliance.  If at any time Investor determines that a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), is required or desirable in connection with the contemporaneous or future conversion of any shares of Series B Preferred Stock by Investor, the Company shall reasonably cooperate with Investor by (i) promptly effecting all necessary notifications and other filings under the HSR Act that are required to be made by the Company and (ii) responding as promptly as reasonably practicable to all inquiries or requests received from the United States Federal Trade Commission (the “FTC”), the Department of Justice (“DOJ”) or any other governmental authority in connection with such notifications and other filings.  For the avoidance of doubt, nothing in this Section 3G shall require that the Company or any of its subsidiaries commit to any divestiture, license or hold separate or similar arrangement with respect to the business, assets or properties of the Company or any of its subsidiaries.  Any such notifications and responses by the Company will be in full compliance in all material respects with the requirements of the HSR Act.  The Company shall, to the extent legally permissible, keep Investor reasonably apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, the DOJ or such other governmental authority.

3H.              Issuances of Series B Preferred Stock.  Except for the shares of Series B Preferred Stock issued pursuant to this Agreement, the Company shall not issue or sell any shares of Series B Preferred Stock or any other securities convertible into or exchangeable for Series B Preferred Stock without the prior written consent of Investor.

3I.                 No Inconsistent Agreements.  The Company will not enter into any agreement, arrangement or commitment that would conflict with, or otherwise result in the Company being unable to fully and timely perform, the Company’s obligations under this Agreement, the Certificate of Designation, the Stock Purchase Agreement, the Registration Rights Agreement, the Credit Agreement or the agreements and instruments executed in connection with any of the foregoing.

3J.                Other Rights.  Without limiting the foregoing Sections 3A through 3I, the holders of the Series B Preferred Stock shall also have all other voting, approval and other rights specified in the Certificate of Designation.

3K.              Other Matters.  Subject to the rights any member of The Sycamore Group may have in this Agreement, the Certificate of Incorporation, the Certificate of Designation, the Credit Agreement, the Rights Agreement or the agreements and instruments executed in connection with any of the foregoing (as the same may be amended or modified from time to time in accordance with their terms), for a period of two years from the date of Closing hereunder, at any annual or special meeting of the stockholders of the Company or at any adjournments or postponements thereof, Investor will cause any shares of Common Stock and Series B Preferred Stock (to the extent such shares of Series B Preferred Stock are entitled to vote at any such meeting or adjournments or postponements thereof) Beneficially Owned by The Sycamore Group to be present for quorum purposes and to be voted in favor of the slate of nominees and/or any proposals recommended by the Board at any such meeting and against any stockholder nominations and/or approvals presented at such meeting that are not approved by the Board; provided, however, that such quorum and voting obligations at all times are consistent with the terms and conditions of this Agreement.

Section 4.	Standstill and Transfer Restriction.

4A.              During the Standstill Period, Investor shall not, and shall cause its directors, officers and employees and the other members of The Sycamore Group to not, without the prior consent of the Board, assist or form a group within the meaning of Section 13(d)(3) of the Exchange Act (excluding any such current group comprised of The Sycamore Group), or act in concert or participate with or encourage other Persons to, directly or indirectly: (A) acquire, or seek, agree, propose or offer to acquire, by means of a purchase, tender or exchange offer, business combination or in any other manner, Beneficial Ownership of any equity securities of the Company or its subsidiaries, including rights or options to acquire such ownership (excluding any such rights distributable to The Sycamore Group pursuant to the terms of the Rights Agreement, to the extent triggered in accordance with its terms), or a substantial portion of the assets of the Company or any of its subsidiaries; (B) seek or propose to influence, advise, change or control the management, board of directors, governing instruments or policies or affairs of the Company or its subsidiaries, including among other things, by making, or participating in, a solicitation of proxies or (C) otherwise seek to influence, advise or direct the vote of any holder of voting securities in respect of any transaction proposed to the Board by Investor or any of its Affiliates or in respect of which Investor or any of its Affiliates is the primary sponsor; provided, that the foregoing shall not apply in connection with the exercise by Investor or any of its Affiliates of any rights or remedies expressly set forth in this Agreement, the Certificate of Incorporation, the Certificate of Designation, the Credit Agreement, the Rights Agreement or the agreements and instruments executed in connection with any of the foregoing (as the same may be amended or modified from time to time in accordance with their terms); provided, further, that the foregoing shall not prohibit any acquisition of equity securities by The Sycamore Group if the aggregate percentage of equity securities Beneficially Owned by The Sycamore Group after giving effect to such acquisition shall not exceed the Percentage Limitation; provided, further, that so long as no public announcement by Investor or any of its Affiliates would be required as a result thereof, or, if invited or requested to do so in writing by the Board, the foregoing shall not prevent or otherwise limit Investor or its Affiliates from proposing on a confidential basis such a transaction to the Board or from pursuing or consummating a going-private or other transaction approved by the Board; provided, further, that the foregoing shall not restrict the activities of any individuals elected, designated or nominated by Investor or its Affiliates as directors to the Board acting solely in their capacities as such.

Section 5.	Miscellaneous.

5A.              Expenses.  Without limiting any rights or remedies of any member of The Sycamore Group and/or any holder of Series B Preferred Stock, the Company shall pay all reasonable and documented out-of-pocket fees and expenses of Investor and the other members of The Sycamore Group (including the reasonable fees, disbursements and other charges of counsel to Investor and/or any of the other foregoing Persons) incurred (i) in connection with the negotiation, execution and delivery of this Agreement and/or any of the other agreements and documents contemplated hereby (including the Certificate of Designation, the Stock Purchase Agreement and the Registration Rights Agreement) and the consummation of the transactions contemplated hereby and/or thereby, (ii) in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement and/or any of such other agreements and documents contemplated hereby, (iii) with respect to the enforcement of the rights granted under this Agreement and/or any of such other agreements and documents contemplated hereby, and (iv) by any such Person in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person and is made as a result of, or in connection with, the transactions contemplated by this Agreement and/or any of the other agreements and documents contemplated hereby.

5B.              Amendment and Waiver.  The provisions of this Agreement may be amended or waived only with the prior written consent of Investor and the Company.

5C.              Successors and Assigns.  Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement, express or implied, is intended to confer any rights or benefits on any Persons that are not parties hereto, except as expressly provided for in this Section 5C.  Investor shall be entitled to assign any of its rights and obligations hereunder to any Permitted Transferee(s) of Series B Preferred Stock or Conversion Stock (with such Permitted Transferee(s) thereafter constituting the “Investor” hereunder for so long as such Permitted Transferee holds Series B Preferred Stock or Conversion Stock); provided, that, Investor shall have no right or ability to assign its rights and obligations under Sections 3A, 3D, 3F or 5B but may assign its rights and obligations in Sections 3D or 5B to an Affiliate of Investor; and provided, further, that any such assignment shall not be permitted unless (i) Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected and (ii) such Permitted Transferee agrees in writing to be bound by this Agreement as if it were a party hereto and bound by all rights and obligations of Investor hereunder.

5D.              Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

5E.               Counterparts.  This Agreement may be executed simultaneously in two or more counterparts (including via facsimile or electronic transmission), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

5F.               Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

5G.               Further Assurances.  The parties hereto agree to execute and deliver any and all papers and documents and to take such further actions, in each case as may be necessary to complete the transactions contemplated hereby in accordance with the terms set forth herein.

5H.               Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

5I.                Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent to Investor and the Company at the addresses indicated below:

If to Investor:

Aero Investors LLC
c/o Sycamore Partners
9 West 57th Street, 31st Floor
New York, New York 10019
Telephone No.:    (212) 796-8500
Fax No.:                       (212) 796-8501
Attention:                 Stefan Kaluzny
E-mail:                           skaluzny@sycamorepartners.com

With a copy (which shall not constitute notice) to:

Law Offices of Gary M. Holihan, P.C.
2345 Larkdale Drive
Glenview, Illinois 60025
Attention:                 Gary M. Holihan
Email:                             garyholihan@gmail.com

And

Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60610
Attention:                James Faley
Telephone:               (312) 558-5600
Facsimile:                  (312) 558-5700
E-mail:                           jfaley@winston.com

If to the Company:

Aéropostale, Inc.
112 West 34th Street, 22nd Floor
New York, New York 10120
Attention:                 General Counsel
Telephone:              (646) 452-1851
E-mail:                           MSchuback@aeropostale.com

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:                 Michael Aiello
Telephone:              (212) 310-8000
Facsimile:                  (212) 310-8007
E-mail:                          michael.aiello@weil.com

to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

5J.              No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

5K.            Complete Agreement.  This Agreement (and the other agreements contemplated hereby, including the Certificate of Designation, the Stock Purchase Agreement, the Registration Rights Agreement, the Credit Agreement and the agreements and instruments executed in connection with any of the foregoing) and all counterparts thereto and hereto, embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

5L.            Remedies.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and Investor will have the right to seek injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement.  Nothing contained in this Agreement will be construed to confer upon any Person who is not a signatory hereto or any successor or permitted assign of a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

5M.           Certain Definitions.  For purposes of this Agreement, the following terms shall have the following meanings (except where otherwise defined in this Agreement):

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

“Bylaws” means the Company’s Amended and Restated Bylaws, as amended.

“Beneficial Owner” or “Beneficially Owned” shall have the meanings ascribed to such terms in Rule 13d-3 of the General Rules and Regulations of the Exchange Act. In addition, a Person shall be the “Beneficial Owner” of any voting stock which such Person or any of its Affiliates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate shall be deemed to be the Beneficial Owner of any shares of voting stock solely by reason of a revocable proxy or consent granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies or consents for such meeting, and with respect to which shares neither such Person nor any such Affiliate is otherwise deemed the Beneficial Owner).

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended.

“Common Stock Equivalents” means, collectively, any warrant, right or option to acquire any shares of Common Stock or any security convertible into or exchangeable for shares of Common Stock.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Conversion Stock” has the meaning ascribed to such term in the Certificate of Designation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder.

“Excluded Securities” means (i) Qualifying Employee or Director Stock; (ii) the Conversion Stock; (iii) any securities issued in connection with a stockholder rights plan adopted by the Company (it being understood that the Company shall ensure any rights accruing to holders of the Company’s Common Stock pursuant to any such stockholder rights plan will also accrue proportionately to the holders of the Series B Preferred Stock as the Beneficial Owners of the Conversion Stock) and (iv) any shares of Common Stock or Common Stock Equivalents issued as non-cash consideration in connection with any merger, consolidation, acquisition or similar business combination, provided, that if any transaction referred to in clause (iv) involves an issuance of Common Stock or Common Stock Equivalents to an Affiliate of the Company, such transaction is made on an arms’ length basis and supported by a fairness opinion from an Independent Financial Expert.

“Independent Financial Expert” means a nationally recognized investment banking firm mutually agreed in good faith by the Board of Directors, on the one hand, and the holders of a majority of the Series B Preferred Stock, on the other hand, which firm does not have a material financial interest in, or other material economic relationship with, the counter-party or its Affiliates to the transaction.

“Percentage Limitation” means 14.99% (rounded down to the nearest whole share) of the number of outstanding shares of Common Stock of the Company (determined, for such purpose, assuming that all of the shares of Conversion Stock Beneficially Owned by The Sycamore Group were issued and outstanding).

“Permitted Transferee” shall mean any Person that, upon acquiring Beneficial Ownership of Series B Preferred Stock or Conversion Stock, will not (together with such Person’s Affiliates and any “group” (within the meaning of Section 13(d) of the Exchange Act) of which such Person or any Affiliate is a part) Beneficially Own greater than 14.99% of the Company’s outstanding Common Stock.

“Person” means an individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, other entity or government or other agency or political subdivision thereof.

“Qualifying Employee or Director Stock” means all equity of the Company, or rights or options related thereto (including, for the avoidance of doubt, any cash settled stock appreciation right or other similar phantom equity instrument of any kind or nature whatsoever), and any restricted stock and restricted stock units of the Company issued for compensatory purposes under any Company-sponsored employee benefit plan or agreement, any Company-sponsored director compensation plan or agreement, any employment or consulting agreement, any employment offer letter or any similar written agreement, and any Common Stock issued after the date hereof upon exercise of such rights and options.

“Rights Agreement” means the Rights Agreement, dated as of November, 26, 2013, as amended, between the Company and American Stock Transfer and Trust Company, LLC, as Rights Agent.

“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor provision), as such rules may be amended from time to time.

“Rule 144A” means Rule 144A promulgated under the Securities Act (or any successor provision), as such rules may be amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Standstill Period” means the period starting on the date hereof and continuing until the earlier to occur of (x) the first date on which The Sycamore Group Beneficially Owns less than 33.33% of the aggregate number of shares of Conversion Stock and Common Stock that The Sycamore Group collectively Beneficially Owns immediately after the Closing hereunder, and (y) the first date on which the Company becomes insolvent, makes an assignment for the benefit of creditors or files for bankruptcy or reorganizes in connection with a bankruptcy or insolvency proceeding or any bankruptcy petition or similar proceeding is commenced against the Company.

“The Sycamore Group” means Sycamore Partners Management, L.L.C. and its Affiliates.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

INVESTOR:		COMPANY:

Aero Investors LLC		Aéropostale, Inc.

By:	/s/ Stefan Kaluzny	By:	/s/ Marc D. Miller
Name:	Stefan Kaluzny	Name:	Marc D. Miller
Its:	Chief Executive Officer and President	Its:	Executive Vice President and Chief Financial Officer

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